                             CONSULTING AGREEMENT
                             --------------------


     CONSULTING AGREEMENT, dated June 20, 1996 between EASTERN ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Company"), and WILLIAM C. SKUBA, an individual ("Consultant").


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Consultant is currently a member of the Board of Directors of the Company as well as an officer and employee of the Company; and

     WHEREAS, in accordance with that certain Stock Purchase Agreement ("Stock Purchase Agreement") dated May 8, 1996 by and among Consultant, George O. Moorehead, Louis D. Paolino, Jr., Environmental Opportunities Fund, L.P. and Environmental Opportunities Fund (Cayman), L.P., Consultant and the Company have agreed that it is in the best mutual interests for Consultant to resign his positions as a member of the Board of Directors of the Company and as an officer and employee of the Company;

     WHEREAS, in connection with such resignation, the Company and Consultant have entered into that certain Severance Agreement dated as of the date hereof ("Severance Agreement"); and

     WHEREAS, the Company desires to assure itself of the continuing benefit of Consultant's services and experience for a period of time and has offered to engage Consultant to render consultative and advisory services to it; and

     WHEREAS, Consultant desires to accept such engagement, upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Term of Agreement.  Subject to the terms and conditions hereof, the
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term of this Consulting Agreement shall be for a period of six (6) months commencing on the date hereof and terminating at the close of business on the six-month anniversary of the date hereof, as the same may be extended as provided below (the "Engagement Period"). Upon the default of any material term of this Consulting Agreement, the nondefaulting party shall have the right to terminate this Consulting Agreement if such default is not cured by the defaulting party within thirty (30) days after delivery of a written notice by the nondefaulting party that describes such default in reasonable detail. The Company shall have the option of extending the Engagement Period for an
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additional six (6) months upon such terms and for such compensation as shall be mutually agreed upon by the Company and Consultant, provided that: (a) the Company exercises such option by providing written notice of such exercise to Consultant at least thirty (30) days prior to the expiration of the initial six-month period and (b) the Company shall not be in default of any material term of the Consulting Agreement.

     2.   Services to be Rendered.  The Company hereby retains Consultant as a
          -----------------------
general advisor and consultant to the Company for the sole and exclusive purpose of advising and consulting the Company on matters related to the transition of control of the Company following the execution of the Stock Purchase Agreement ("Services"). In addition, the Services shall include the negotiation of acquisitions for the Company on such prospective acquisitions as Consultant and the Company shall mutually agree from time to time during the Engagement Period. In performing the Services, Consultant shall report to the President of the Company. In addition to rendering Services, the Company agrees that Consultant shall be permitted but shall not be required to perform the following additional services for the Company: (a) supervision and direction of the dissolution of inactive subsidiaries of the Company; (b) completion of all corporate records relating to corporate actions of the Company and its subsidiaries prior to the commencement of the Engagement Period; and (c) advising of all matters related to the Company's insurance coverage, risk management and other matters related to the liability or potential liability of the Company and/or its officers and directors for operations of the Company for the period preceding the Engagement Period ("Additional Services"). Consultant shall not be required to perform Services and Additional Services for more than twenty (20) hours per week during Engagement Period.

     3.   Location for Services and Additional Services to be Rendered.
          ------------------------------------------------------------
Consultant may render Services and Additional Services from any location of his choosing, provided, however, that the Company may require Consultant to render Services at the Company's corporate offices under the following conditions: (a) if the Company's corporate offices are located at a distance from Consultant's residence taking less than one hundred (100) minutes driving time one way, the Company may require Consultant to provide Services at such corporate offices up to one day per week; (b) if the Company's corporate offices are located at a distance from Consultant's residence taking more than one hundred (100) minutes driving time one way, (i) the Company may require Consultant to provide Services at such corporate offices up to one day per month and (ii) Consultant may take as transportation to the Company's corporate offices a scheduled airline to such corporate offices at the Company's expense; and (c) the failure of the Company to require Consultant to work at such corporate offices during a particular week or month, as applicable, will not require Consultant to work at such corporate offices more

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than one day per week or month, as applicable, in future weeks or months.

     4.   Status as Independent Contractor. It is expressly understood and
          --------------------------------
agreed that Consultant is an independent contractor and is not an agent nor an employee of the Company.

     5.   Secretarial Assistance.  The Company agrees to pay directly all costs
          ----------------------
and expenses associated with the provision of secretarial assistance for Consultant during the Engagement Period in an amount not to exceed: (a) Three Hundred and Seventy-Five Hundred Dollars ($375.00) per week plus (b) all withholding and other employment related taxes associated with the provision of such secretarial assistance, plus (c) the cost of medical-related fringe benefits at a level consistent with such benefits provided by the Company to other executive-level secretaries from time to time, plus (d) the reasonable cost of office supplies required in connection with the efficient operation of Consultant's office in connection with the performance of the Services and the Additional Services.

     6.   Car Allowance.  During the Engagement Period, the Company agrees to
          -------------
pay Executive a monthly car allowance of Four Hundred Dollars ($400).

     7.   Expenses.  During the Engagement Period, the Company shall (a) pay all
          --------
expenses for basic telephone service for four (4) telephone lines and charges for all long distance telephone calls incurred (from such four lines or otherwise) in connection with the performance of Services and Additional Services; and (b) reimburse Consultant for all other reasonable expenses incurred by Consultant in the performance of Services and Additional Services hereunder within 10 days after the presentation to Company of an itemized account of and, where applicable, receipts for such expenses.

     8.   Legal Assistance.  In connection with the performance of any Services
          ----------------
by Consultant involving the negotiation of acquisitions for the Company, the Company agrees that Consultant may engage, at the Company's expense, Laurel E. Lockett as legal counsel on behalf of the Company; provided that Consultant obtains the prior written consent of the President of the Company to such engagement, which consent shall not be unreasonably withheld. If the Company does not so consent with respect to a particular acquisition, then at Consultant's option, Consultant shall not be required to provide Services in connection with such acquisition. In addition, in the event that Consultant desires to engage outside counsel other than Lockett in connection with the performance of Services or Additional Services, he may do so, at the Company's expense; provided that Consultant obtains the prior written consent of the President of the Company to such engagement, which consent shall not be unreasonably withheld.

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

     9.   Indemnification.  The Company agrees to (a) indemnify, defend and hold
          ---------------
harmless Consultant from and against any losses, claims, costs, damages or liabilities arising out of, based upon or resulting from any services performed by Consultant pursuant to this Consulting Agreement, and (b) pay (or, at Consultant's request, reimburse Consultant for) any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all out-of-pocket fees, costs and expenses of any kind incurred by Consultant and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim); unless such losses, claims, costs, damages or liabilities are due to the gross negligence or intentional wrongdoing of Consultant, in which event Consultant shall promptly repay all amounts expended by the Company pursuant to this Section 9 on Consultant's behalf in connection with the same matter.

     10.  Confidentiality.  Consultant agrees to regard and preserve as
          ---------------
confidential all proprietary information pertaining to the Company's business that may be obtained by Consultant in the course of his engagement with the Company. Consultant will not, without written authority from the Company to do so or as required by court order, use for his benefit or purposes, directly or indirectly, nor disclose to others, either during the Engagement Period hereunder or thereafter, except as required by the conditions of his engagement hereunder, any of the Company's proprietary information connected with the business or developments of the Company. In the event that Consultant or any of his representatives becomes legally compelled to disclose any of the proprietary information, Consultant will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy. The obligations of Consultant pursuant to this Section 10 will survive the termination or expiration of the Engagement Period for one year.

     11.  Notices.  All notices and other communications which are required or
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may be given under this Consulting Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

          To the Company:

          Eastern Environmental Services, Inc.
          1000 Crawford Place
          Mt. Laurel, NJ 08054
          Attn: Louis D. Paolino, Jr., President

          with a copy to:

          Robert M. Kramer, Esquire
          Robert M. Kramer & Associates

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

          1150 First Avenue
          Suite 900
          King of Prussia, PA 19406

          To Consultant:

          William C. Skuba
          RR #4, Box 4452
          Drums, PA 18222

or to such other place as either party shall have specified by notice in writing to the other.

     12.  Governmental Regulation.  Nothing contained in this Consulting
          -----------------------
Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Consulting Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any such provision of this Consulting Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

     13.  Assignment.  This Consulting Agreement may not be assigned by either
          ----------
party without the express written consent of the other party, except that the Company may assign its rights under this Agreement to the purchaser of substantially all of the Company's assets or pursuant to a merger of the Company.

     14.  Severability.  Whenever possible, each provision of this Consulting
          ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Consulting Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Consulting Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     15.  Governing Law.  All issues concerning this Consulting Agreement will
          -------------
be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Pennsylvania. The parties hereto agree that any action to enforce this Consulting Agreement may be properly brought in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania, and the parties hereto agree that the courts of the Commonwealth of Pennsylvania

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

and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of the parties hereto.

     16.  Entire Agreement.  This Consulting Agreement sets forth the entire
          ----------------
understanding of the parties in respect to the subject matter contained therein and supersedes all prior agreements and understandings relating to the subject mater and may only be amended by a written agreement signed by the parties hereto.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first above written.


ATTEST:                                 EASTERN ENVIRONMENTAL
                                        SERVICES, INC.



_______________________                By:   /s/ Louis D. Paolino, Jr.
                                           --------------------------------
                                       Title: Louis D. Paolino, Jr., Chief
                                              Executive Officer

WITNESS:                               CONSULTANT



_______________________                      /s/ William C. Skuba
                                       ------------------------------------
                                       WILLIAM C. SKUBA

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